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                                                                     Exhibit 2.2



                            REORGANIZATION AGREEMENT


         This Reorganization Agreement (this "Agreement") is entered into as of February 14, 1996 by and among REPUBLIC INDUSTRIES, INC., a Delaware corporation ("Republic"); RI/AREA, INC., a Virginia corporation and wholly-owned subsidiary of Republic ("RI/AREA"), and RI/SMITH, INC., a North Carolina corporation and wholly-owned subsidiary of Republic ("RI/SMITH", and together with RI/AREA, the "Republic Merger Subs", and together with Republic, the "Republic Companies"); INCENDERE, INC., a Virginia corporation ("INCENDERE"), AREA CONTAINER SERVICES, INC., a Virginia corporation ("ACS") and SMITHTON SANITATION SERVICE, INC., a North Carolina corporation ("SMITHTON" and together with INCENDERE and ACS, the "Schaubach Companies"); and DWIGHT C. SCHAUBACH, JAMES D. SCHAUBACH, EMMETT K. MOORE, CHARLES F. MOORE and R.D. CUTHRELL, each a resident of the state of either Virginia or North Carolina and who constitute all of the shareholders of one or more of the Schaubach Companies (together, the "Shareholders"). Certain other capitalized terms used herein are defined in Article XI or elsewhere throughout this Agreement.


                                    RECITALS


         The Boards of Directors of Republic and the Schaubach Companies have determined that it is in the best interests of their respective shareholders for Republic to acquire the Schaubach Companies upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transactions, (i) Republic has organized the Republic Merger Subs as wholly-owned subsidiaries, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the Republic Merger Subs with and into ACS and Smithton so that each of ACS and Smithton continue as surviving corporations, and (ii) Republic shall acquire all of the outstanding shares of Incendere from Dwight C. Schaubach in a statutory share exchange. As a result, each of the Schaubach Companies will become a wholly-owned subsidiary of Republic, and each of the Shareholders will be issued certain shares of common stock of Republic.


                               TERMS OF AGREEMENT


         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:
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                                   ARTICLE I

                         THE MERGERS AND SHARE EXCHANGE

         1.1 THE MERGERS. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), and pursuant to the terms and conditions set forth in the Plans of Merger and Reorganization annexed hereto as Exhibits A and B (the "Plans of Merger"), the Republic Merger Subs will be merged into and with ACS and Smithton (the "Mergers") as follows:

                   (a)     RI/AREA will be merged with and into ACS; and

                   (b)     RI/SMITH will be merged with and into SMITHTON.

The terms and conditions of the Plans of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Mergers, the separate corporate existence of each of the Republic Merger Subs shall cease and each of ACS and Smithton shall continue as surviving corporations and wholly-owned subsidiaries of Republic.

         1.2 THE SHARE EXCHANGE. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), and pursuant to the terms and conditions set forth in the Plan of Share Exchange and Reorganization annexed hereto as Exhibit C (the "Plan of Share Exchange"), Republic shall acquire all of the outstanding shares of capital stock of Incendere from Dwight
C. Schaubach in a share exchange (the "Share Exchange") and Republic shall issue shares of common stock, $0.01 par value per share, of Republic ("Republic Common Stock") to Dwight C. Schaubach in the Share Exchange. The terms and conditions of the Plan of Share Exchange are incorporated herein by reference as if fully set forth herein. As a result of the Share Exchange, Incendere shall become a wholly-owned subsidiary of Republic.

         1.3 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Mergers and the Share Exchange (the "Closing") shall take place as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VI and VII, at the offices of Akerman, Senterfitt & Eidson, P.A. in Miami, Florida, or such other place as the parties may otherwise agree. The parties shall use their best efforts to cause the Mergers and the Share Exchange to become effective on or before March 1, 1996.

         1.4 PLANS OF MERGER. Pursuant to the Plans of Merger, an aggregate of 478,720 shares of Republic Common Stock will be issued in the Mergers in exchange for all issued and outstanding shares of capital stock of each of ACS and Smithton as follows:

                   (a) 275,115 shares of Republic Common Stock will be issued in exchange for all of the issued and outstanding shares of common stock of ACS; and





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                   (b)     203,605 shares of Republic Common Stock will be
                           issued in exchange for all of the issued and outstanding shares of common stock of Smithton.

         1.5 PLAN OF SHARE EXCHANGE. Pursuant to the Plan of Share Exchange, an aggregate of 803,980 shares of Republic Common Stock will be issued in the Share Exchange to Dwight C. Schaubach in exchange for all issued and outstanding shares of capital stock of Incendere.

         1.6 FILING OF ARTICLES OF MERGER AND ARTICLES OF SHARE EXCHANGE. At the time of the Closing, the parties shall cause the transactions to be consummated by filing duly executed (i) Articles of Merger (with the respective Plan of Merger annexed thereto) for the Merger of RI/AREA with and into ACS with the State Corporation Commission of the Commonwealth of Virginia, (ii) Articles of Merger (with the respective Plan of Merger annexed thereto) for the Merger of RI/SMITH with and into Smithton with the Department of State of the State of North Carolina, and (iii) Articles of Share Exchange (with the Plan of Share Exchange annexed thereto) for the Share Exchange with the State Corporation Commission of the Commonwealth of Virginia. The Articles of Merger and Articles of Share Exchange shall be in such form as Republic determines is required by and is in accordance with the relevant provisions of the Stock or Business Corporation Acts of Virginia and North Carolina (the "BCAs"). The date and time that the Mergers and Share Exchange become effective is referred to herein as the "Effective Date" or "Effective Time".

         1.7 ISSUANCE OF REPUBLIC SHARES. At the Effective Time, by virtue of the Mergers and the Share Exchange and without any further action on the part of the parties hereto, Republic shall issue to each Shareholder duly executed certificates, in valid form registered in such Shareholder's name, evidencing that number of shares of Republic Common Stock determined, to the nearest whole share, pursuant to each of the respective Plans of Merger and Plan of Share Exchange based on the number of shares of capital stock of the Schaubach Companies owned by such Shareholder on the Effective Date as set forth on Schedule 3.5 hereto.

         1.8 DELIVERY OF CERTIFICATES. At the Closing, the Shareholders shall deliver the certificates representing all of the issued and outstanding shares of capital stock of each of the Schaubach Companies to Republic for cancellation, and Republic shall deliver the certificates representing the shares of Republic Common Stock issued pursuant to Section 1.5 in the following manner: (i) Republic shall deliver to each such holder one or more certificates evidencing ninety percent (90%) of such shares of Republic Common Stock (rounded to the nearest whole share), and (ii) Republic shall set aside and hold in accordance with Article IX the certificates evidencing the balance of such shares of Republic Common Stock (the "Held Back Shares"). The shares of Republic Common Stock, including the Held Back Shares, issuable by Republic in the Mergers and the Share Exchange are sometimes referred to herein as the "Republic Shares".





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         1.9       ACCOUNTING AND TAX TREATMENT.  The parties hereto
acknowledge and agree that the transactions contemplated hereby shall be treated for accounting purposes as pooling of interests business combinations and for tax purposes as tax-free reorganizations under Section 368(a) of the Code.

         1.10 ADJUSTMENT TO CONSIDERATION. If the Effective Date is on or after March 2, 1996, and if the closing bid price of a share of Republic Common Stock on the Nasdaq Stock Market equals or is less than $23.00 per share on any three trading days between March 2, 1996 and such day as is ten (10) days prior to the Effective Date, as reported (absent manifest error) by the Wall Street Journal (Eastern Edition), then the parties agree that the aggregate number of Republic Shares to be issued in the Mergers and the Share Exchange shall be adjusted to equal the quotient of $38,000,000 divided by the average closing bid price of a share of Republic Common Stock on the Nasdaq Stock Market for the five consecutive trading days which precede the third trading day which is immediately prior to the Effective Date, as reported (absent manifest error) by the Wall Street Journal (Eastern Edition). The adjusted number of Republic Shares shall be allocated in proportion to the allocation of the Republic Shares as set forth in Sections 1.4 and 1.5 above, and then substituted therefor. In addition, the definition of "Average Closing Sale Price" shall be adjusted from $29.625 to the average closing bid price as determined in this
Section 1.10.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                           OF THE REPUBLIC COMPANIES

         As a material inducement to each of the Schaubach Companies and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Republic Companies jointly and severally makes the following representations and warranties to the Schaubach Companies and the
Shareholders:

         2.1 CORPORATE STATUS. Republic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Republic Merger Subs is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of the Republic Merger Subs is a wholly-owned subsidiary of Republic, within the meaning of Section 368(a)(2)(E) of the Code and Revenue Ruling 74-564, 1974-2 C.B. 124.

         2.2 CORPORATE POWER AND AUTHORITY. Each of the Republic Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Republic Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the





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performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Republic Companies and constitutes a legal, valid and binding obligation of each of the Republic Companies, enforceable against each of the Republic Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 REPUBLIC COMMON STOCK. Upon consummation of the Mergers and the issuance and delivery of certificates representing the Republic Shares to the Shareholders, the Republic Shares will be validly issued, fully paid and non-assessable shares of Republic Common Stock, free and clear of all Liens consented to by Republic or created by Republic's actions.

         2.5 NO COMMISSIONS. None of the Republic Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         2.6 CAPITALIZATION. The authorized capital stock of Republic consists of 350,000,000 shares of Republic Common Stock and 5,000,000 shares of preferred stock. As of February 13, 1996, (i) 76,967,114 shares of Republic Common Stock were validly issued and outstanding, fully paid and nonassessable and not issued in violation of any preemptive right of any stockholder of Republic, and (ii) no shares of preferred stock were issued and outstanding. The Republic Shares to be issued in the Merger will be "voting stock" within the meaning of the Code. Not more than 30,000,000 shares of Republic Common Stock have been reserved for issuance as of the date hereof pursuant to various stock option plans, warrants, and pending contracts for business acquisitions, and no other shares of Republic Common Stock and no shares of preferred stock, or any rights, options, warrants, convertible securities, subscription rights or other agreements or commitments of any kind obligating Republic to issue or sell any other shares of Republic Common Stock or preferred stock, are outstanding or have been authorized, as of the date hereof. All issued and outstanding shares of capital stock of the Republic Merger Subs are owned beneficially and of record by Republic. No other shares of capital stock of the Republic Merger Subs or any rights, options, warrants, convertible securities, subscription rights or other agreements or commitments of any kind obligating any of the Republic Merger Subs to issue or sell any other such shares are outstanding or have been authorized.

         2.7 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Republic, nor the consummation by Republic of the transactions contemplated hereby,





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nor compliance by Republic with any of the provisions hereof will (a) conflict with or result in any breach of any provision of its First Amended and Restated Certificate of Incorporation, as amended, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, upon any of the properties or assets of Republic or any of its subsidiaries (the "Republic Subsidiaries") under any of the terms, conditions or provisions of any contract or lien, to which Republic or any Republic Subsidiary is a party or to which they or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, individually or in the aggregate, will not have a Material Adverse Effect on Republic, (c) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Republic or any Republic subsidiary or any of their respective properties or assets, except for such violations which, individually or in the aggregate, will not have a Material Adverse Effect on Republic, or (d) require any consent, approval, authorization or permit of or from, or filing with or notification to, any Governmental Authority except (i) pursuant to the Exchange Act and the Securities Act, (ii) filings required under the securities or blue sky laws of the various states, (iii) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iv) consents, approvals, authorizations, permits, filings or notifications which have either been obtained or made prior to the Closing or which, if not obtained or made, will neither, individually or in the aggregate, have a Material Adverse Effect on Republic nor restrict Republic's legal authority to execute and deliver this Agreement and consummate the transactions contemplated hereby, or (v) any filings required to be made by the Schaubach Companies or the Shareholders. Republic has taken all actions necessary to ensure its continued inclusion in, and the continued eligibility of the Republic Common Stock for trading on, the Nasdaq Stock Market under all currently effective inclusion requirements.

         2.8 REPORTS AND FINANCIAL STATEMENTS. Within the last three years, except where failure to have done so did and would not have a Material Adverse Effect on Republic, Republic has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "Republic Reports").
Republic has previously furnished to the Schaubach Companies and made available to the Shareholders copies of all Republic Reports filed with the SEC since January 1, 1995, and with respect to Republic Reports filed after the date of this Agreement until the Effective Date, will promptly furnish to the Schaubach Companies and make available to the Shareholders, copies of each of the Republic Reports filed with the SEC during such period. As of their respective dates (but taking into account any amendments filed





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prior to the date of this Agreement), the Republic Reports complied, or, with respect to Republic Reports filed after the date of this Agreement, will comply, in all material respects with all the rules and regulations promulgated by the SEC and did not contain, or, with respect to Republic Reports filed after the date of this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Republic Reports filed by Republic with the SEC prior to the date of this Agreement, since December 31, 1994 to the date of this Agreement, there has not been any change in the financial condition, results of operations or business of Republic and the Republic Subsidiaries that either individually or in the aggregate would have a Material Adverse Effect on the financial condition of Republic.

         2.10 ACCOUNTING AND TAX MATTERS. Neither Republic nor, to the best of its knowledge, any of its affiliates, has taken or agreed to take any action that would prevent Republic from accounting for the business combinations to be effected by the Mergers and the Share Exchange as a "pooling of interests." Republic warrants that it has no present intention of disposing of any of the capital stock of the Schaubach Companies to be received by Republic in the Mergers and the Share Exchange. Republic agrees that from and after the Effective Time, it will not take any action to cause the Mergers or the Share Exchange to lose its tax free status.

         2.11 GOVERNING DOCUMENTS. Republic has delivered or made available to the Shareholders true, accurate and complete copies of the Certificate of Incorporation and Bylaws of Republic in effect as of the date hereof.

         2.12 SURVIVAL. Each of the representations and warranties made by Republic in this Agreement or pursuant hereto shall survive for a period of one year after the Effective Time, notwithstanding any investigation at any time made by or on behalf of the Shareholders, except that the representations and warranties of the Republic Companies contained in Sections 2.1, 2.2, 2.3,
2.4 and 2.10 shall not expire but shall continue indefinitely.


                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

         As a material inducement to each of the Republic Companies to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Shareholders jointly and severally makes the following representations and warranties to Republic:





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         3.1       CORPORATE STATUS.  Each of the Schaubach Companies is a
corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Except as disclosed on Schedule 3.1, each of the Schaubach Companies is legally qualified to transact business as a foreign corporation in all jurisdictions where the nature of its properties and the conduct of its business requires such qualification (all of which jurisdictions are listed on Schedule 3.1) and is in good standing in each of the jurisdictions in which it is so qualified. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any of the Schaubach Companies.

         3.2 POWER AND AUTHORITY. Each of the Schaubach Companies has the power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Schaubach Companies has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Shareholders are individuals residing in the State of Virginia or North Carolina with the requisite competence and authority to execute and deliver this Agreement, to perform his respective obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Schaubach Companies and the Shareholders, and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 CAPITALIZATION. Schedule 3.4 sets forth, with respect to each of the Schaubach Companies, (a) the number of authorized shares of each class of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock, and (c) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of each of the Schaubach Companies (i) have been duly authorized and validly issued and are fully paid and non-assessable,
(ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of any of the Schaubach Companies which has not been waived with respect to the transactions contemplated hereby, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities,





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subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require any of the Schaubach Companies to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to any of the Schaubach Companies. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of any of the Schaubach Companies which have not been waived with respect to the transactions contemplated hereby. Except as disclosed on Schedule 3.4, none of the Schaubach Companies is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.
All parties to those certain Shareholders' Agreements dated October 25, 1994 and October 31, 1994, respectively, with respect to ACS and Smithton, respectively, have agreed to terminate such Shareholders' Agreements effective as of the Closing.

         3.5 SHAREHOLDERS OF THE SCHAUBACH COMPANIES. Schedule 3.5 sets forth, with respect to each of the Schaubach Companies, (a) the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned by, each shareholder of record as of the close of business on the date of this Agreement; and (b) the name, address and federal taxpayer identification number of, and number of shares of each class of its capital stock beneficially owned by, each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares are different). The Shareholders constitute all of the holders of all issued and outstanding shares of capital stock of all of the Schaubach Companies, and each of the Shareholders owns such shares as is set forth on Schedule 3.5, free and clear of all Liens, restrictions and claims of any kind other than those set forth on Schedule 3.5.

         3.6 NO VIOLATION. Except as set forth on Schedule 3.6 or matters which would not have a Material Adverse Effect on the Schaubach Companies or the transactions contemplated hereby, the execution and delivery of this Agreement by each of the Schaubach Companies and the Shareholders, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of any of the Schaubach Companies, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against any of the Schaubach Companies or any of the Shareholders, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against any of the Schaubach Companies or any of the Shareholders, (iv) result in or require the creation or imposition





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of any Lien upon or with respect to any of the property or assets of any of the
Schaubach Companies, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act, and any SEC and other filings required to be made by the Republic Companies.

         3.7 RECORDS OF THE SCHAUBACH COMPANIES. The copies of the respective articles of incorporation and bylaws of the Schaubach Companies which were provided to Republic are true, accurate and complete and reflect all amendments made through the date of this Agreement. Except as disclosed on
Schedule 3.7, the minute books for the Schaubach Companies made available to Republic for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the shareholders and directors (and any committees thereof) of the Schaubach Companies taken by written consent or at a meeting since incorporation. All material corporate actions taken by any of the Schaubach Companies have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Schaubach Companies have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of the Schaubach Companies, as previously made available to Republic, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Schaubach Companies.

         3.8 SUBSIDIARIES. None of the Schaubach Companies owns, directly or indirectly, any outstanding voting securities of or other interests in, or controls, any other corporation, partnership, joint venture or other business entity.

         3.9 FINANCIAL STATEMENTS. The Shareholders have delivered to Republic the following financial statements of the Schaubach Companies: (a) the Financial Statements, including the notes thereto, for the years ended December 31, 1994 and 1993 of INCENDERE, audited by Ernst & Young LLP; (b) the Financial Statements, including the notes thereto, for the year ended December 31, 1994 of ACS, audited by Blowe and Spady; and (c) the balance sheet, including the notes thereto, as of October 31, 1994 of SMITHTON, audited by Blowe and Spady (collectively, the "Financial Statements"), copies of which are attached to Schedule 3.9 hereto. The balance sheets of INCENDERE and ACS dated as of December 31, 1994 and of SMITHTON dated as of October 31, 1994 included in the Financial Statements are referred to herein as the "Current Balance Sheet." Except as set forth on Schedule 3.9, the Financial Statements fairly present the financial position of the Schaubach Companies in the aggregate at each of the balance sheet dates, and fairly present the results of operations of each of ACS and Incendere for the periods covered thereby, and the Financial





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Statements have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of the Schaubach Companies fully and fairly reflect all of their respective transactions, properties, assets and liabilities. There are no special or non-recurring items of income or expense of ACS or Incendere during the periods covered by the Financial Statements that were material to the Schaubach Companies, taken as a whole, and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto.

         3.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Since the date of the respective Current Balance Sheet for each of the Schaubach Companies, except as set forth on Schedule 3.10, none of the Schaubach Companies has (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or, except in the ordinary course of business consistent with past practices, salaried employees, or amended in any material respect any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $25,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby;
(viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $25,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, cancelled, compromised or released any rights having a value in excess of $25,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (xiv) entered into any employment agreement; (xv) terminated, amended or modified any agreement involving an amount in excess of $25,000; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which is due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution other than in the ordinary course of business consistent with past practice; (xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on any of the Schaubach Companies; or (xx) agreed to do or authorized any of the foregoing.

         3.11 LIABILITIES OF THE SCHAUBACH COMPANIES. Except as set forth on Schedule 3.11, the Schaubach Companies do not have any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto,
(c) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (d) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (e) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon. Except for any possible liability arising out of the matters disclosed on Schedule 3.12, Incendere will not incur any liability with respect to or arising out of the distribution and spin-off of its incinerator business and assets to G. Elliott Schaubach, Jr., and has no liability for any operations of the incinerator business owned and operated by American Waste Industries, Inc. subsequent to the date of the distribution and spin-off thereof except as expressly provided for in the agreements relating thereto previously delivered to Republic. The aggregate amount of indebtedness for deferred purchase price of assets and for borrowed money, including principal and accrued but unpaid interest, and including remaining payments on capitalized equipment leases and indebtedness to which the ACS Site (as hereinafter defined) is subject, of the Schaubach Companies, will not exceed $11,500,000, and their combined net worth will be no less than $(500,000), as of the Effective Time.

         3.12 LITIGATION. Except as set forth on Schedule 3.12, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the knowledge of the Schaubach Companies or the Shareholders, threatened, anticipated or contemplated against, by or affecting any of the Schaubach Companies, or any of their respective properties or assets, or the Shareholders, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and, to the knowledge of the Shareholders, there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Schaubach Companies is or was a party which have not been complied with in full or which continue to impose any material obligations on the Schaubach Companies.

         3.13      ENVIRONMENTAL MATTERS.  Except as set forth on Schedule
3.13:

                   (a) Except for violations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, (i) the Company is and has at all times been in substantial compliance with all material Environmental, Health and Safety Laws (as defined herein) governing its business, operations, properties and assets, including, without limitation, Environmental, Health and Safety Laws with respect to discharges into the ground water, surface water and soil, emissions into the ambient air, and generation, accumulation, storage, treatment, transportation, transfer, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of Hazardous Substances (as defined herein), or other Waste (as described herein); (ii) none of the Shareholders has any knowledge that the Company is currently liable for any penalties, fines or forfeitures for failure to comply with any Environmental, Health and Safety Laws; and (iii) the Company is in substantial compliance with all notice, record keeping and reporting requirements of all Environmental, Health and Safety Laws, and has complied substantially with all informational requests or demands arising under the Environmental, Health and Safety Laws.

                   (b) The Company has obtained, or caused to be obtained, and is in substantial compliance with, all material licenses, certificates, permits, approvals and registrations (collectively "Licenses") required by the Environmental, Health and Safety Laws for the ownership of its properties and assets and the operation of its business as presently conducted, including, without limitation, all air emission, water discharge, water use and solid waste, hazardous waste and other Waste generation, transportation, transfer, storage, treatment or disposal Licenses. Copies of such Licenses have been provided to Republic. There are no material administrative or judicial investigations, notices, claims or other proceedings pending or, to the knowledge of the Shareholders, threatened by any Governmental Authority or third parties against the Company, its businesses, operations, properties, or assets, which question the validity or entitlement of the Company to any License required by the Environmental, Health and Safety Laws for the ownership of each of the properties and assets of the Company and the operation of its business or wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect on the Company.

                   (c) The Company has not received any non-compliance order, warning letter, notice of violation, claim, suit, action, judgment, or administrative or judicial proceeding pending against or involving the Company, its business, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental, Health and Safety Laws in connection with the ownership by the Company of its properties or assets or the operation of its business, which has not been resolved to the satisfaction of the issuing Governmental Authority or which would have a Material Adverse Effect on the Company.

                   (d) The Company is in substantial compliance with, and is not in breach of or default under any applicable writ, order, judgment, injunction, governmental communication or decree issued pursuant to the Environmental, Health and Safety Laws and no event has occurred or is continuing which, with the passage of time or the giving of notice or both, would constitute such non-compliance, breach or default thereunder.

                   (e) Except for violations or liabilities which would not reasonably be expected, individually or in aggregate, to have a Material Adverse Effect on the Company:

                           (1)  (i)  The Company has not generated,
         manufactured, used, transported, transferred, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed, nor has it allowed or arranged for any third parties to generate, manufacture, use, transport, transfer, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for or allowed by any method or procedure such generation, manufacture, use, transportation, transfer, storage, treatment, spillage, leakage, dumping, discharge, release or disposal in contravention of any Environmental, Health and Safety Laws; and (ii) the Company has not generated, manufactured, used, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed of, or allowed or arranged for any third parties to generate, manufacture, use, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other waste upon property owned or leased by it, except as permitted by law. For purposes of this Section the term "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental, Health and Safety Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Health and Safety Laws, including, without limitation, the United States Department of Transportation Table (49 CFR 172, 101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part
         302) and any amendments thereto; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C.
         Section 9601, et seq. (hereinafter collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (hereinafter, collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. Section 7401-7642); Toxic

         Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001, et seq. (Title III of SARA) ("EPCRA"); the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA"); any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree. For purposes of this Section the term "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash.

                           (2) The Company has not caused, or allowed to be caused or permitted, either by action or inaction, a Release or Discharge, of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties (as hereinafter defined) or the Leased Premises (as hereinafter defined). There has not occurred, nor is there presently occurring, a Release or Discharge of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or the Leased Premises. For purposes of this Section, the terms "Release" and "Discharge" shall have the meanings given them in the Environmental, Health and Safety Laws.

                           (3)  The Company has not generated, handled,
         manufactured, treated, stored, used, shipped, transported, transferred, or disposed of, nor has it allowed or arranged, by contract, agreement or otherwise, for any third parties to generate, handle, manufacture, treat, store, use, ship, transport, transfer or dispose of, any Hazardous Substance or other Waste to or at a site which, pursuant to CERCLA or any similar state law (i) has been placed on the National Priorities List or its state equivalent; or (ii) the Environmental Protection Agency or the relevant state agency has notified the Company that it has proposed or is proposing to place on the National Priorities List or its state equivalent. Neither the Company nor the Shareholders has received notice, and neither the Company nor the Shareholders has knowledge of any facts which could give rise to any notice, that the Company is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA, RCRA or any other applicable Environmental Health and Safety Laws. The Company has not submitted nor was required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the Leased Premises or the Owned Properties. The Company has not received any written or oral request for information in connection with any federal or state environmental cleanup site, or in connection with any of the real property or premises where the Company has transported, transferred or disposed of other Wastes. The Company has not been required to and has not undertaken any environmental response or remedial actions or clean-up actions at the request of any Governmental Authorities or at the request of any other third party.

                   (f) The Company does not use, nor has it used, any Aboveground Storage Tanks or Underground Storage Tanks, and there are not now nor have there ever been any Underground Storage Tanks on the Leasehold Premises or the Owned Properties. For purposes of this Section, the terms "Aboveground Storage Tanks" and "Underground Storage Tanks" shall have the meanings given them in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks or Underground Storage Tanks.

                   (g) Schedule 3.13 identifies (i) all environmental audits, assessments or occupational health studies undertaken by the Company or its agents or, to the knowledge of the Company or the Shareholders, undertaken by any Governmental Authority, or any third party, relating to or affecting the Company or any of the Leased Premises or the Owned Properties; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by the Company or its agents or, to the knowledge of the Company or the Shareholders, undertaken by any Governmental Authority or any third party, relating to or affecting the Company or any of the Leased Premises or the Owned Properties;
(iii) all written communications between the Company and any Governmental Authority arising under or related to Environmental, Health and Safety Laws; and (iv) all citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either of the Company or any of the Leased Premises or the Owned Properties.

                   (h) The Company has operated and continues to operate in substantial compliance with all Environmental, Health & Safety Laws governing the handling, use and exposure to and disposal of asbestos or asbestos-containing materials. There are no claims, actions, suits, or, to the knowledge of the Shareholders, governmental investigations or proceedings before any Governmental Authority or third party pending, or to the knowledge of the Shareholders, threatened against or directly affecting the Company, or any of its assets or operations relating to the use, handling or exposure to and disposal of asbestos or asbestos-containing materials in connection with their assets and operations.

                   (i) As used in this Agreement, "Environmental, Health and Safety Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, or ordinances or judicial or administrative interpretations thereof, any of which govern or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA.

                   (j) Schedule 3.13 identifies the operations and activities, and locations thereof, which have been conducted and are being conducted by the Company on any of the Owned Properties or the Leased Premises which have materially involved the generation, accumulation, storage, treatment, transportation, labelling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of Hazardous Substances.

                   (k) Schedule 3.13 identifies the locations to which the Company has ever transferred, transported, hauled, moved, or disposed of Waste and the types and volumes of Waste transferred, transported, hauled, moved, or disposed of to each such location.

                   (l) As used in this Section, the term "the Company" is deemed to refer to any and all of the Schaubach Companies.

         3.14      REAL ESTATE

                   (a) As of the Effective Time, none of the Schaubach Companies will own any real property or any interest therein except as set forth on Schedule 3.14(a) (the "Owned Properties"), which Schedule sets forth the location and size of, and principal improvements and buildings on, the Owned Properties, together with a list of all title insurance policies relating to such properties, all of which policies have previously been delivered or made available to Republic by the Schaubach Companies. With respect to each such parcel of Owned Property, except as set forth on Schedule 3.14(a):

                        (i) One of the Schaubach Companies has good and marketable title to the parcel of Owned Property, free and clear of any Lien other than (x) liens for real estate taxes not yet due and payable; (y) recorded easements, covenants, and other restrictions which do not impair the current use, occupancy or value of the property subject thereto, and (z) encumbrances and restrictions described in the title insurance policies listed on Schedule 3.14(a);

                       (ii) there are no pending or, to the knowledge of the Shareholders, threatened condemnation proceedings, suits or administrative actions relating to the Owned Properties or other matters affecting materially and adversely the current use, occupancy or value thereof;

                      (iii) the legal descriptions for the parcels of Owned Property contained in the deeds thereof describe such parcels fully and adequately; the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances, and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the Owned Properties are not located within any flood plain (such that a mortgagee would require a mortgagor to obtain flood insurance) or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                       (iv) to the knowledge of the Schaubach Companies and the Shareholders, all facilities have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, ordinances, rules and regulations in all material respects;

                        (v) there are no Contracts granting to any party or parties the right of use or occupancy of any portion of the parcels of Owned Property;

                       (vi) there are no outstanding options or rights of first refusal to purchase the parcels of Owned Property, or any portion thereof or interest therein;

                      (vii) there are no parties (other than the Company and its subsidiaries) in possession of the parcels of Owned Property;

                     (viii) to the knowledge of the Schaubach Companies and the Shareholders, all facilities located on the parcels of Owned Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcels of Owned Property;

                       (ix) each parcel of Owned Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of Owned Property; access to the property is provided by paved public right-of-way with adequate curb cuts available; and there is no pending or, to the knowledge of the

         Shareholders, threatened termination of the foregoing access rights;

                    (x) except for matters or conditions which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Schaubach Companies, all improvements and buildings on the Owned Property are in good repair (reasonable wear and tear excepted) and are safe for occupancy and use, free from termites or other wood-destroying organisms; the roofs thereof are watertight; and the structural components and systems (including plumbing, electrical, air conditioning/heating, and sprinklers) are in good working order and adequate for the use of such Owned Property in the manner in which presently used; and

                       (xi) there are no service contracts, management agreements or similar agreements which affect the parcels of Owned Property that are not terminable without penalty by the Schaubach Companies on no more than sixty (60) days notice.

                   (b) Schedule 3.14(b) sets forth a list of all leases, licenses or similar agreements ("Leases") to which any of the Schaubach Companies is a party (copies of which have previously been furnished to Republic), in each case, setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, (B) the legal description, if known , and the street address, of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"), to the knowledge of the Shareholders, all of which are within the property set-back and building lines of the respective property. The Leases are in full force and effect and have not been amended, and to the knowledge of the Shareholders, no party thereto is
in default or breach under any such Lease.   To the knowledge of the
Shareholders, no event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. To the knowledge of the Shareholders, there is no breach or anticipated breach by any other party to such Leases. With respect to each such Leased Premises:

                        (i) One of the Schaubach Companies has valid leasehold interests in the Leased Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever;

                       (ii) Except for matters or conditions which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Schaubach Companies, the portions of the buildings located on the Leased Premises that are used in the business of any of the Schaubach Companies are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy such company's current and reasonably anticipated normal business activities as conducted thereat;

                   (iii) Each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the Company's business as presently conducted at such parcel; and
         (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

                   (iv) None of the Schaubach Companies has received notice of (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and to the knowledge of the Shareholders, no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises, and to the knowledge of the Shareholders, no such special assessment is contemplated by any Governmental Authority.

         3.15      GOOD TITLE TO AND CONDITION OF ASSETS.

                   (a) Except as set forth on Schedule 3.15(a), the Schaubach Companies have good and marketable title to all of their respective Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Schaubach Companies, other than the Owned Properties and the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

                   (b) Except for matters or conditions which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Schaubach Companies, the Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of the Schaubach Companies are in good operating condition, normal wear and tear excepted. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by any of the Schaubach Companies or set forth on the Current Balance Sheet or acquired by any of the Schaubach Companies since the date of the Current Balance Sheet. Schedule 3.15(b) lists the vehicles owned, leased or used by the Schaubach Companies, setting forth the make, model, description of body and chassis, vehicle identification number, and year of manufacture, and for each vehicle, whether it is owned or leased, and if owned, the name of any lienholder and the amount of the lien, and if leased, the name of the lessor and the general terms of the lease, and, whether owned or leased, if it is used to transport, transfer, handle, dispose or haul Waste materials.

         3.16      COMPLIANCE WITH LAWS.

                   (a) Each of the Schaubach Companies is and has been in material compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets, the Owned Properties and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past) the noncompliance with which could have a Material Adverse Effect on the Schaubach Companies. None of the Schaubach Companies has been cited, fined or otherwise notified of any asserted past or present failure to comply in any material respect with any laws, regulations or orders and no proceeding with respect to any such violation is pending or, to the knowledge of the Shareholders, threatened.

                   (b) None of the Schaubach Companies, or any of their employees or agents, has made any payment of funds in connection with their business which is prohibited by law, and no funds have been set aside to be used in connection with their business for any payment prohibited by law.

                   (c) Each of the Schaubach Companies is and at all times has been in substantial compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Schaubach Companies for whom compliance with the Immigration Act by any of them as employer is required, such company has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by such company pursuant to the Immigration Act. None of the Schaubach Companies has been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or, to the knowledge of the Shareholders, threatened against any of them, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

                   (d) Except as set forth on Schedule 3.16, none of the Schaubach Companies is subject to any Contract, decree or injunction in which any such company is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         3.17 LABOR AND EMPLOYMENT MATTERS. Schedule 3.17 sets forth the name, address, social security number and current rate of compensation of each of the employees of the Schaubach Companies. None of the Schaubach Companies is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and, except as set forth on Schedule 3.17 hereto, there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of any of the Schaubach Companies into one or more collective bargaining units. There is no pending or, to the knowledge of the Shareholders, threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Schaubach Companies or which may interfere with their continued operations. None of the Schaubach Companies nor any agent, representative or employee thereof has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the knowledge of the Shareholders, threatened charge or complaint against any of the Schaubach Companies by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Schaubach Companies during the 24 months prior to the date hereof. None of the Shareholders is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with any of the Schaubach Companies as a result of the Mergers or otherwise. Schedule 3.17 identifies each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which any of the Schaubach Companies or is a party or under which any of them has an obligation:
(i) employment agreements, (ii) employee handbooks, policy statements and similar plans, (iii) noncompetition agreements and (iv) consulting agreements. Each of the Schaubach Companies has complied in all material respects with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

         3.18      EMPLOYEE BENEFIT PLANS.

                   (a) Employee Benefit Plans. Schedule 3.18 contains a list setting forth each employee benefit plan or arrangement of the Schaubach Companies, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of any of the Schaubach Companies participate ("Employee Benefit Plans"). True and accurate copies of each of the Employee Benefit Plans presently maintained by the Schaubach Companies, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Republic.

                   (b) Compliance with Law. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no material actions, suits, claims (other than claims for benefits in the ordinary course of business by members) or disputes are pending, or, to the knowledge of the Shareholders, threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of ERISA or the Code.

                   (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Republic, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor, to the knowledge of the Shareholders, has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Effective Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code
Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC (as defined below) and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet.

                   (d) Multiemployer Plans. The Schaubach Companies do not maintain, and have never maintained, any, or had any liability to any, multiemployer plan, within the meaning of Section 4001(a)(3) of ERISA.

                   (e) Welfare Plans. Except as set forth on Schedule 3.18 and except for the continuation coverage requirements of Sections 601 of ERISA and Section 4980B of the Code, (i) None of the Schaubach Companies are obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of any of the Schaubach Companies or their predecessors after termination of employment; (ii) each of the Schaubach Companies has complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) except as set forth on Schedule 3.18, there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

                   (f) Controlled Group Liability. None of the Schaubach Companies, or any entity that would be aggregated with them under Code Section 414(b), (c), (m) or (o): (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits);
(ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

                   (g) Other Liabilities. (i) None of the Employee Benefit Plans obligates any of the Schaubach Companies to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Schaubach Companies as of the Effective Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Schaubach Companies.

         3.19 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to each of the Schaubach Companies or any of their income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such

Tax Returns are true and accurate in all material respects. Except as set forth on Schedule 3.19, all Taxes due or incurred prior to the date hereof and payable by or with respect to each of the Schaubach Companies have been paid, and are accrued on the Current Balance Sheet or will be accrued on their books and records as of the Closing. Except as set forth in Schedule 3.19 hereto:
(i) with respect to each taxable period of the Schaubach Companies ending prior to the date hereof, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against any of the Schaubach Companies; (iii) none of the Schaubach Companies have consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) none of the Schaubach Companies have requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of the Shareholders, threatened against or with respect to any of the Schaubach Companies regarding Taxes; (vi) none of the Schaubach Companies has made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Effective Time; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any of the Schaubach Companies; (viii) none of the Schaubach Companies will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Time or (B) as a result of any "closing agreement," as described in
Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Time; (ix) none of the Schaubach Companies have been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) none of the Schaubach Companies is a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) none of the Schaubach Companies has made any payments, and none is or will become obligated (under any contract entered into on or before the Effective Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xii) none of the Schaubach Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiii) no claim has ever been made by a taxing authority in a jurisdiction where any of the Schaubach Companies do not file Tax Returns that such company is or may be subject to Taxes assessed by such jurisdiction; (xiv) none of the Schaubach Companies has any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xv) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to each of the Schaubach Companies for the past three years have been furnished or made available to Republic; (xvi) none of the Schaubach Companies will be subject to any Taxes for the period ending at the Effective Time for any period for which a Tax Return has not been filed, imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and (xvii) each of the Schaubach Companies has duly and validly filed elections for "S" corporation status under the Code, and none of such "S" elections have been revoked or terminated and none of the Schaubach Companies or the Shareholders have taken any action, other than closing the transactions contemplated by this Agreement, which would cause a termination of such "S" elections.

         3.20 INSURANCE. Each of the Schaubach Companies is covered by valid, outstanding and enforceable policies of insurance issued to them by reputable insurers covering their respective properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Each of the Schaubach Companies have complied in all material respects with the provisions of such Insurance Policies. Schedule 3.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to Republic) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of any of the Schaubach Companies. To the knowledge of the Schaubach Companies and the Shareholders, none of the Schaubach Companies have failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve their rights thereunder.

         3.21      RECEIVABLES.   All of the Receivables (as hereinafter
defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Schaubach Companies. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event, except for ACS's receivable from Ford Motor Company, within six months following the Closing), without setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice, or, in the case of ACS and Smithton, subject to a reasonable allowance for doubtful accounts to be established in connection with the closing of their 1995 year-end accounts. For purposes of this Agreement, the term "Receivables" means all receivables of the Schaubach Companies, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

         3.22 LICENSES AND PERMITS. Except as set forth on Schedule 3.22, each of the Schaubach Companies possess all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for their respective businesses and operations, including with respect to the operation of each of the Owned Properties and Leased Premises, except where the failure to obtain such Permits would not have a Material Adverse Effect on any of the Schaubach Companies. Except as set forth on Schedule 3.22, all material Permits are valid and in full force and effect, each of the Schaubach Companies is in material compliance with the respective requirements thereof, and no proceeding is pending or, to the knowledge of the Shareholders, threatened to revoke or amend any of such material Permits. None of such Permits is or will be materially impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets, Owned Properties and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Schaubach Companies in the manner in which and to the extent to which such business is currently being conducted. No current supplier to the Schaubach Companies of items essential to the conduct of their business will or has, to the knowledge of the Shareholders, threatened to terminate its business relationship with them for any reason. Except as set forth on Schedule 3.23, none of the Schaubach Companies have any direct or indirect interest in any customer, supplier or competitor of any of the Schaubach Companies, or in any person from whom or to whom any of the Schaubach Companies leases real or personal property. Except as set forth on Schedule 3.23, to the knowledge of the Shareholders, no officer, director or shareholder of any of the Schaubach Companies, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with any of the Schaubach Companies or has any interest in any property used by any of the Schaubach Companies.

         3.24 INTELLECTUAL PROPERTY. Each of the Schaubach Companies has full legal right, title and interest in and to all trademarks, servicemarks, tradenames, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property"). The conduct of the business of the Schaubach Companies as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate in any material respect any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the Shareholders, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         3.25 CONTRACTS. Schedule 3.25 sets forth a list of each Contract to which any of the Schaubach Companies is a party or by which any of them or their properties and assets are bound and which is material to the business, assets, properties or prospects of the Schaubach Companies, taken as a whole (the "Designated Contracts"), true and correct copies of which have been provided to Republic. The copy of each Designated Contract furnished to Republic is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. None of the Schaubach Companies has violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, and, to the knowledge of the Shareholders, all of the material covenants to be performed by any other party thereto, if due to be performed by the date hereof, have been performed in all material respects and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by any of the Schaubach Companies under any Designated Contract, and, to the knowledge of the Shareholders, no such event has occurred which constitutes or would constitute a material default by any other party. None of the Schaubach Companies is subject to any liability or payment resulting from renegotiation of amounts paid it under any Designated Contract. As used in this Section, Designated Contracts shall include, without limitation, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating any of the Schaubach Companies to provide products or services for a period of one year or more, excluding standard waste collection and disposal contracts entered into in the ordinary course of business without material modification from the preprinted forms used by the Schaubach Companies in the ordinary course of their business; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding Twenty-Five Thousand Dollars ($25,000.00); (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements and any other agreements relating to any employee, officer or director of any of the Schaubach Companies; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by any of the Schaubach Companies involving more than $100,000; and (h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by any of the Schaubach Companies and not otherwise disclosed on the Schedules.

         3.26 CUSTOMER LISTS AND RECURRING REVENUE. Schedule 3.26 is a true, correct and complete list of all existing municipal, county or city or other large customers (collectively, the "Material Customers") of any of the Schaubach Companies who have entered into valid and enforceable long-term (i.e., more than one year) waste collection and disposal, recycling or other franchises or agreements with any one or more of the Schaubach Companies.
True, correct and complete copies of such franchises and agreements, and any ordinances relating thereto, have been furnished to Republic. Other than the Material Customers listed on Schedule 3.26, no customer of any of the Schaubach Companies as of the date of this Agreement accounts for more than $200,000 of gross revenue in their most recent fiscal year. Schedule 3.26 sets forth each Material Customer's name, address, account number, term of franchise or agreement, billing cycle, type of service and rates charged. The average gross combined monthly revenue generated for the Schaubach Companies by the Material Customers is listed on Schedule 3.26 for the three calendar month period ended December 31, 1995.

         3.27 ACCURACY OF REPRESENTATIONS MADE BY THE SHAREHOLDERS. No representation or warranty made by the Shareholders to Republic in this Agreement and the various Schedules attached hereto, contains or shall contain any untrue statement of a material fact or omits any material fact necessary to make the information contained therein not misleading. The Shareholders have provided or made available to Republic true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         3.28 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. Each of the Shareholders is acquiring the Republic Shares hereunder for his, her or its own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Republic Shares, except in compliance with applicable state and federal securities laws. Each of the Shareholders has had the opportunity to discuss the transactions contemplated hereby with Republic and has had the opportunity to obtain such information pertaining to the Republic Companies as has been requested, including but not limited to filings made by Republic with the SEC under the Exchange Act. Each of the Shareholders has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the Republic Shares.

         3.29 BUSINESS LOCATIONS. As of the date hereof, the Schaubach Companies have no office or place of business other than as identified on Schedules 3.14(a) and 3.14(b) and each of the Schaubach Companies' principal places of business and chief executive offices are indicated on Schedule 3.14(a) or 3.14(b), and, except for equipment leased or provided to customers for their use in disposing of waste in the ordinary course of business, all locations where the equipment, inventory, chattel paper and books and records of the Schaubach Companies are located as of the date hereof are fully identified on Schedules 3.14(a) and 3.14(b).

         3.30 NAMES; PRIOR ACQUISITIONS. All names under which any of the Schaubach Companies does business as of the date hereof are specified on
Schedule 3.30. Except as set forth on Schedule 3.30, none of the Schaubach Companies has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         3.31 NO COMMISSIONS. None of the Schaubach Companies or Shareholders has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 CONDUCT OF BUSINESS BY THE SCHAUBACH COMPANIES PENDING THE MERGERS. Each of the Schaubach Companies covenants and agrees that, between the date of this Agreement and the Effective Time, the business of the Schaubach Companies shall be conducted only in, and the Schaubach Companies shall not take any action except in, the ordinary course of business, consistent with past practice. Each of the Schaubach Companies shall use their reasonable best efforts to preserve intact their respective business organizations, to keep available the services of their current officers, employees and consultants, and to preserve their present relationships with customers, suppliers and other persons with which they have significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, each of the Schaubach Companies shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Republic:

         (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

         (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, except as provided in Section 5.13, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

         (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that Incendere may pay dividends at the rate of $12,500 per month and each of the Schaubach Companies may make distributions of cash in amounts reasonably necessary to fund the Shareholders' payment of income taxes resulting from the pass-through of taxable income to the Shareholders arising out of the operations of the Schaubach Companies prior to the Effective Time;

         (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

         (e) (i) acquire (including, without limitation, for cash or shares of stock), by merger, consolidation, or acquisition of stock or assets, any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money other than advances under existing credit lines, or issue any debt securities or assume, guarantee or endorse (other than in the ordinary course of business consistent with past practice) or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

         (f) increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

         (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

         (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

         (i) increase or decrease published prices or prices charged to any substantial group of customers, except for previously announced price changes, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of service contracts or other causes; or

         (j) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect in any material respect.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.2 COMPLIANCE WITH COVENANTS. The Shareholders shall use their reasonable best efforts to cause the Schaubach Companies to comply with all of the respective covenants of the Schaubach Companies under this Agreement.

         5.3 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of any exchange on which the Republic Common Stock is listed or The Nasdaq Stock Market in connection with the transactions contemplated by this Agreement and to use their respective reasonable best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.4       HSR ACT AND OTHER ACTIONS.  Each of the parties hereto shall
(i) make promptly (and in no event later than the earlier of February 16, 1996 or five (5) business days following the date hereof) its respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with any of the Schaubach Companies as are necessary for the consummation of the transactions contemplated hereby. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use reasonable best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         5.5       ACCESS TO INFORMATION.   From the date hereof to the
Effective Time, each of the Schaubach Companies shall (and shall cause its and their directors, officers, employees, auditors, counsel and agents to) afford Republic and Republic's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its and their properties, offices, and other facilities, to its and their officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. Republic agrees to keep all such information disclosed pursuant to this Section confidential.

         5.6 NOTIFICATION OF CERTAIN MATTERS. Each of the parties hereto shall give prompt notice to the other of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate in any material respect, or any covenant, condition, or agreement contained herein not to be complied with or satisfied in all material respects.

         5.7 TAX TREATMENT. Republic, the Schaubach Companies and the Shareholders will use their respective best efforts to cause the Mergers and the Share Exchange to qualify as reorganizations under the provisions of Section 368(a) of the Code and will not take any action after the Mergers and the Share Exchange are effected to cause the Mergers or the Share Exchange to lose their tax-free status. All parties hereto agree to file the Plans of Merger or the Plan of Share Exchange, as the case may be, with their respective federal income tax returns for the year in which the Mergers and the Share Exchange are effective, and to comply with the reporting requirements of Treasury Regulation 1.368-3.

         5.8 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Republic may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange (in which case Republic will consult with an officer of the Schaubach Companies prior to making such disclosure).

         5.9 NO OTHER DISCUSSIONS. Prior to the Effective Time or the termination of this Agreement pursuant to Article XII, the Schaubach Companies, the Shareholders, and their respective Affiliates, employees, agents and representatives will not (i) initiate, or encourage the initiation by others of, discussions or negotiations with third parties, or respond to solicitations by third persons, relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of any of the Schaubach Companies (whether by merger, consolidation, sale of stock or otherwise) or
(ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Shareholders will immediately notify Republic if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         5.10 RESTRICTIVE COVENANTS. In order to assure that Republic will realize the benefits of the Mergers and the Share Exchange, each of the Shareholders jointly and severally agrees with Republic that he will not for a period of three years from the Effective Time:

                   (a) directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity in Virginia or North Carolina (and with respect only to Dwight C. Schaubach, those additional states in which Incendere presently conducts business) which is directly or indirectly in competition with the business conducted by the Schaubach Companies at the Effective Time;

         provided, however, that, the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

                   (b) directly or indirectly (i) induce any Person which is a customer of any of the Schaubach Companies at the Effective Time to patronize any business directly or indirectly in competition with the business conducted by any of the Schaubach Companies; (ii) canvass, solicit or accept from any Person which is a customer of any of the Schaubach Companies, any such competitive business; or (iii) request or advise any Person which is a customer of any of the Schaubach Companies at the Effective Time to withdraw, curtail or cancel any such customer's business with the Schaubach Companies or their successors;

                   (c) directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person (other than employees who are not key employees of any of the Schaubach Companies and who performed a substantial part of their services for entities other than the Schaubach Companies) who was employed by any of the Schaubach Companies at or within six months prior to the Effective Time, or in any manner seek to induce any such person to leave his or her employment;

                   (d) directly or indirectly, at any time following the Effective Time, in any way utilize, disclose, copy, reproduce or retain in his possession any of the Schaubach Companies' proprietary rights or records, including, but not limited to, any of their customer lists.

The Shareholders agree and acknowledge that the restrictions contained in this Section are reasonable in scope and duration and are necessary to protect Republic after the Effective Time. If any provision of this Section as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section will cause irreparable damage to Republic and upon breach of any provision of this Section, Republic shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that, this shall in no way limit any other remedies which Republic may have (including, without limitation, the right to seek monetary damages).

         5.11 ENVIRONMENTAL ASSESSMENT. Republic shall be entitled to have conducted, at its expense, prior to Closing, an environmental assessment of the Owned Properties and Leased Premises (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Owned Property or Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records, documents, and Licenses of the Schaubach Companies. The Shareholders shall provide Republic or its designated agents or consultants with the access to such property which Republic, its agents or consultants require to conduct the Environmental Assessment. If the Environmental Assessment identifies environmental contamination which requires remediation or further evaluation under the Environmental, Health, and Safety Laws or if the results of the Environmental Assessment are otherwise not satisfactory to Republic in its sole and reasonable discretion, then Republic may elect not to close the transactions contemplated by this Agreement in which case this Agreement shall be terminated and the parties shall be released from any and all obligations hereunder. Republic's failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Shareholders under this Agreement.

         5.12 TRADING IN REPUBLIC COMMON STOCK. Except as otherwise expressly consented to by Republic, from the date of this Agreement until the Effective Time, none of the Schaubach Companies or the Shareholders (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of Republic Common Stock in any transactions effected on The Nasdaq Stock Market, the Toronto Stock Exchange or otherwise.

         5.13 ISSUANCE OF ADDITIONAL SHARES BY ACS. At the Closing, but prior to the Effective Time, ACS shall acquire from Schaubach Rentals, a Virginia partnership ("Schaubach Rentals") the real property located at 2652 East Indian River Road, Chesapeake, Virginia (the "ACS Site") presently occupied by ACS, in consideration of which ACS shall issue an additional
39.73352 of its common shares to Schaubach Rentals. At Closing, Dwight C. Schaubach, as general partner of Schaubach Rentals, shall cause Schaubach Rentals to execute an appropriate amendment or joinder hereto providing for Schaubach Rentals to become a "Shareholder" under the terms of this Agreement and to be bound by the terms hereof as a Shareholder as though an original party hereto.

                                   ARTICLE VI

            CONDITIONS TO THE OBLIGATIONS OF THE REPUBLIC COMPANIES

         The obligations of the Republic Companies to effect the Mergers and the Share Exchange shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Republic Companies:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Schaubach Companies and the Shareholders shall have performed and complied in all material respects with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the Schaubach Companies and the Shareholders shall have delivered to the Republic Companies a certificate, dated as of the Effective Time, duly signed (in the case of each of the Schaubach Companies, by its Chief Executive Officer and Chief Financial Officer), certifying that such representations and warranties are true and correct in all material respects and that all such obligations have been performed and complied with in all material respects.

         6.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change to any of the Schaubach Companies, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of any of the Schaubach Companies, provided that adoption of "flow control" legislation shall not be deemed an adverse change for purposes hereof, and (iii) none of the properties and assets of any of the Schaubach Companies shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to the Republic Companies a certificate to that effect, dated the Effective Time and signed by or on behalf of the Schaubach Companies and the Shareholders.

         6.3 CORPORATE CERTIFICATE. The Shareholders shall have delivered to the Republic Companies (i) copies of the articles of incorporation and bylaws of each of the Schaubach Companies as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the Board of Directors and shareholders of each of the Schaubach Companies authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of each of the Schaubach Companies issued by the appropriate state office of the state of each such company's state of incorporation and each other state in which such companies are qualified to do business as of a date not more than thirty days prior to the Effective Time, certified in each case as of the Effective Time by the Secretary of each such company as being true, correct and complete.

         6.4 OPINION OF COUNSEL. The Republic Companies shall have received an opinion dated as of the Effective Time from counsel for the Schaubach Companies and the Shareholders, in form and substance reasonably acceptable to the Republic Companies, which may be in the form of an "Accord" opinion under the Legal Opinion Accord of the Section of Business Law of the American Bar Association, to the effect that:

                           (i) each of the Schaubach Companies is a corporation duly organized and existing and in good standing under the laws of the State of its incorporation and has the necessary corporate power and authority to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                           (ii)     each of the Schaubach Companies has
         obtained all necessary authorizations and consents of its Board of Directors and the Shareholders to effect the Mergers and the Share Exchange;

                           (iii) All issued and outstanding shares of capital stock of each of the Schaubach Companies are owned as set forth on
         Schedule 3.5 hereto (as adjusted in accordance with Section 5.13 hereof);

                           (iv) other than as disclosed in Schedule 3.12 hereto, such counsel does not know or have reason to believe that there is any litigation, proceeding or investigation pending or threatened which would result in any material adverse change in the properties, business or condition of the Schaubach Companies, or which questions the validity of this Agreement;

                           (v) This Agreement is a valid and binding obligation of each of the Schaubach Companies, and the Shareholders, and enforceable against each of the Schaubach Companies and the Shareholders in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         6.5 CONSENTS. The Schaubach Companies shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Schaubach Companies from any person from whom such consent or waiver is required under any Designated Contract or instrument as of a date not more than ten days prior to the Effective Time, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

         6.6 SECURITIES LAWS. Republic shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Republic Shares, in connection with the transactions contemplated hereby.

         6.7 POOLING LETTERS. Republic shall have received from Arthur Andersen LLP, a letter dated the Effective Time, confirming that the transactions contemplated hereby, if consummated, can properly be accounted for as a pooling of interests combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.

         6.8 RULE 145 UNDERTAKINGS. At or prior to the Closing, the Shareholders shall have delivered to Republic a letter agreement relating to Rule 145 under the Securities Act and "pooling of interests" criteria, in form and substance reasonably satisfactory to the Republic Companies.

         6.9 SCHAUBACH COMPANIES STOCK. At the Closing, each of the Shareholders shall have delivered to Republic all certificates evidencing the shares of capital stock of any of the Schaubach Companies held by him.

         6.10 STOCK POWERS. At the Closing, each of the Shareholders shall have delivered to Republic, for use in connection with the Held Back Shares, ten stock powers executed in blank, with signatures guaranteed.

         6.11 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Mergers or the Share Exchange or any other transaction contemplated hereby, and which, in the reasonable judgment of Republic, makes it inadvisable to proceed with the Mergers, the Share Exchange and the other transactions contemplated hereby.

         6.12 HSR ACT WAITING PERIOD. Any applicable HSR Act waiting period shall have expired or been terminated.


                                  ARTICLE VII

                        CONDITIONS TO THE OBLIGATIONS OF
                  THE SCHAUBACH COMPANIES AND THE SHAREHOLDERS

         The obligations of the Schaubach Companies and the Shareholders to effect the Mergers and the Share Exchange shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Schaubach Companies and the Shareholders:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of each of the Republic Companies contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Republic Companies shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the Republic Companies shall have delivered to the Company a certificate, dated as of the Effective Time, and signed by an executive officer, certifying that such representations and warranties are true and correct in all material respects and that all such obligations have been performed and complied with in all material respects.

         7.2 REPUBLIC SHARES. At the Closing, Republic shall have issued all of the Republic Shares and shall have delivered to the Shareholders (i) certificates representing the Republic Shares issued to them hereunder, other than the Held Back Shares, and (ii) copies of stock certificates representing the Held Back Shares issued to them.

         7.3 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Mergers, the Share Exchange, or any of the other transaction contemplated hereby, and which in the reasonable judgment of the Shareholders makes it inadvisable to proceed with the Mergers, the Share Exchange and the other transactions contemplated hereby.

         7.4 HSR ACT WAITING PERIOD. Any applicable HSR Act Waiting Period shall have expired or been terminated.

         7.5 KEY PERSONNEL. H. Wayne Huizenga shall be a member of Republic's Board of Directors as of the Effective Time.

         7.6 NO CASH DIVIDENDS. Republic shall not have declared or paid any cash dividends with respect to its Common Stock between the date hereof and the Effective Time.

         7.7 NO STOCK ADJUSTMENTS. Republic shall not have declared or caused to occur a stock split or stock dividend with respect to the Republic Common Stock without proportionately adjusting the number of shares of Republic Common Stock to be issued pursuant to the Mergers and the Share Exchange.

         7.8 CAPITALIZATION. Republic shall not have amended its First Amended and Restated Certificate of Incorporation to change its capitalization from that described in Section 2.6 herein, except to increase the number of authorized shares of Republic Common Stock.

         7.9 OPINION OF COUNSEL. The Schaubach Companies and the Shareholders shall have received an opinion dated as of the Effective Time from counsel for Republic, in the form and substance reasonably acceptable to the Schaubach Companies and the Shareholders, which may be in the form of an "Accord" opinion, to the effect that:

                        (i) Republic is a corporation duly organized and existing and in good standing under the laws of the State of Delaware and has the necessary corporate power and authority to carry on the business now conducted by it and to own or lease the properties now owned by it;

                       (ii)    Republic has obtained all necessary
         authorizations and consents of its Board of Directors to effect the Mergers and the Share Exchange and no consent of its shareholders is required;

                      (iii) Insofar as is known to such counsel, there is no litigation, proceeding or investigation pending or threatened which would result in any Material Adverse Change in the properties, business or condition of Republic or which questions the validity of this Agreement;

                       (iv) This Agreement is a valid and binding obligation of the Republic Companies in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and general principles of equity;

                       (v) The Republic Shares are validly issued, fully paid and non-assessable shares of Republic Common Stock.


                                  ARTICLE VIII

                              REGISTRATION RIGHTS

         The Shareholders shall have the following registration rights with respect to the Republic Shares issued to them hereunder:

         8.1 REGISTRATION RIGHTS FOR REPUBLIC SHARES; FILING OF REGISTRATION STATEMENT. Republic will utilize its reasonable best efforts to cause, as soon as practicable following the Effective Time, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the Republic Shares for resale by a Holder thereof

(the "Registration Statement"). For purposes of this Article, a person is deemed to be a "Holder" of Republic Shares whenever such person is the record owner of Republic Shares. Republic will use its reasonable best efforts to (i) have the Registration Statement become effective and cause the Republic Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, as soon as is reasonably practicable; (ii) cause the Republic Shares to be listed on the Nasdaq Stock Market or such other national securities exchange on which Republic Common Stock is then listed and obtain all approvals from the Nasdaq Stock Market or such exchange for trading thereon; (iii) provide a transfer agent and registrar for the Republic Common Stock, including the Republic Shares; and (iv) upon the sale of any Republic Shares pursuant to such registration statement, remove all restrictive legends from all certificates evidencing the Republic Shares.

         8.2 EXPENSES OF REGISTRATION. Republic shall pay all expenses incurred by Republic in connection with the registration, qualification and/or exemption of the Republic Shares, including any SEC, Nasdaq Stock Market and state securities law registration and filing fees, printing expenses, fees and disbursements of Republic's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Republic in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. Republic shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any Holder of any of the Republic Shares.

         8.3 FURNISHING OF DOCUMENTS. Republic shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the Republic Shares.

         8.4 AMENDMENTS AND SUPPLEMENTS. Republic shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Republic Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Republic shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         8.5 DURATION. Republic shall maintain the effectiveness of the Registration Statement until such time as Republic reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration Statement. Republic's obligations contained in Sections 8.1, 8.3 and 8.4 shall terminate on the second anniversary of the Effective Date.

         8.6 FURTHER INFORMATION. If Republic Shares owned by a Holder are included in any registration, such Holder shall furnish Republic such information regarding itself as Republic may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         8.7       INDEMNIFICATION.

                   (a) Republic will indemnify and hold harmless the Holders and each person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, Republic will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation thereof.

                   (b) Each of the Holders, individually and not jointly, will indemnify and hold harmless Republic and each person, if any, who controls Republic within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Republic or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of that Holder specifically for use in the preparation thereof; provided, however, that the indemnification obligations of each Holder hereunder shall be limited to the amount of gross proceeds received by such Holder from the sale of Republic Shares pursuant to the Registration Statement.

                   (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless and only to the extent that the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                   (d) In the event any of the Republic Shares are sold by any Holder or Holders in an underwritten public offering consented to by Republic, Republic shall provide indemnification to the underwriters of such offering and any person controlling any such underwriter on behalf of the Holder or Holders making the offering; provided, however, that Republic shall not be required to consent to any such underwriting or to provide such indemnification in respect of the matters described in the proviso to the first sentence of Section 8.7(a).

         8.8       ADDITIONAL UNDERTAKINGS.

         (a) In order to facilitate the resale by Holders of Republic Shares during any period in which the Registration Statement shall not be effective, Republic shall use its best efforts to take all action and file with the SEC such information as the SEC may require as a condition to the availability of Rule 144 or Rule 145 under the Securities Act (or any successor exemptive rule hereafter in effect).

         (b) During the three (3) years following the Effective Date, Republic shall use its best efforts to maintain its listing on The Nasdaq Stock Market or other nationally recognized securities exchange.


                                   ARTICLE IX

                                INDEMNIFICATION

         9.1 AGREEMENT BY THE SHAREHOLDERS TO INDEMNIFY. After the Effective Time, the Shareholders jointly and severally agree to indemnify and hold Republic harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable related counsel and paralegal fees and expenses) incurred or suffered by Republic in excess of $250,000, arising out of or resulting from
(i) any breach of a representation or warranty made by the Shareholders in or pursuant to this Agreement, except for matters disclosed to Republic prior to Closing pursuant to Section 5.6 hereof which matters were not known to the Shareholders prior to the execution hereof, (ii) any claims, suits or proceedings relating to or arising out of the distribution and spin-off by Incendere of its incinerator business and assets, or (iii) any inaccuracy in any certificate delivered by any of the Schaubach Companies or any Shareholder pursuant to this Agreement (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Republic shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Shareholders hereunder been true and correct. The total Indemnifiable Damages shall not exceed $5,000,000 in the aggregate; provided, however, that up to an additional $2,500,000 of Indemnifiable Damages may be collected by Republic if required to indemnify Republic for Indemnifiable Damages arising out of any breach of the representations and warranties contained in Section 3.13 or Section 3.19(xvii) or arising out of the matters referred to in clause (ii) of the first sentence of Section 9.1.

         9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Shareholders in this Agreement or pursuant hereto shall survive for a period of one year after the Effective Time except as follows: (i) the representations and warranties of the Shareholders contained in Section 3.19, with respect to the Schaubach Companies' "S" corporation elections shall expire at the time the period of limitations (including any extensions thereof pursuant to the delivery of waivers of the applicable period of limitations) expires for the assessment by the taxing authority of additional Taxes with respect to such matter; and (ii) the representations and warranties of the Shareholders contained in Sections 3.1, 3.2, 3.3, 3.4, and 3.5 shall not expire but shall survive indefinitely. No claim for the recovery of Indemnifiable Damages may be asserted by Republic against the Shareholders after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted by written notice within the applicable period shall not thereafter be barred. Notwithstanding any facts determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

         9.3 SECURITY FOR THE SHAREHOLDERS' INDEMNIFICATION OBLIGATION. As security for the agreement by the Shareholders to indemnify and hold Republic harmless as described in this Article IX at the Closing, Republic shall set aside and hold certificates representing the Held Back Shares issued pursuant to this Agreement. Republic may set off against the Held Back Shares any Indemnifiable Damages or other damages hereunder for which the Shareholders may be responsible pursuant to this Agreement subject, however, to the following terms and conditions:

                   (a) Republic shall give written notice to the Shareholders of any claim for Indemnifiable Damages, which notice shall set forth (i) the amount of Indemnifiable Damages or other damages hereunder which Republic claims to have sustained by reason thereof, (ii) the basis of such claim and (iii) copies of all documentation and other evidence in support of such claim;

                   (b) Unless the Indemnifiable Damages arise from a claim of a third party, with respect to which the Shareholders have elected to assume the defense of and pay any resulting liability, judgment or settlement thereof, such set off shall be effected on the later to occur on the expiration of 30 days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved in accordance with paragraph (c) below, and such set off shall be charged proportionally against the shares set aside;

                   (c) If, prior to the expiration of the Notice of Contest Period, the Shareholders shall notify Republic in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days after expiration of such period (the "Resolution Period"), then Republic shall submit such dispute to arbitration which shall be conducted in Norfolk, Virginia by a committee of three arbitrators (one appointed by the Shareholders, one appointed by Republic and one appointed by the two arbitrators so appointed), which shall be appointed within 60 days after the expiration of the Resolution Period. The arbitrators shall permit discovery in accordance with the Federal Rules of Civil Procedure and shall abide by the commercial arbitration rules of the American Arbitration Association and their decision shall be made within 45 days of being appointed and shall be final and binding on all parties. If the judgment of the arbitrators is adverse to the Shareholders, the amount thereof shall be paid by the Shareholders within ten (10) days of the written decision of the arbitrators, which when aggregated with all Indemnifiable Damages shall not exceed the applicable limitations set forth at the end of Section 9.1. In the event the Shareholders do not pay within such ten day period, then Republic shall within five (5) days thereafter, set off against such portion of the Held Back Shares as shall have an aggregate value equal to the amount of the final judgment of the arbitrators;

                   (d) After the Held Back Shares are registered and any restrictions on sale imposed under the Securities Act or otherwise are terminated, the Shareholders may instruct Republic to sell some or all of the Held Back Shares and the net proceeds thereof shall be substituted for such Held Back Shares in any set off to be made by Republic pursuant to any claim hereunder subject to continued compliance with any applicable SEC and other regulations. The Shareholders may direct that such proceeds be reinvested in investment grade securities subject to the security interest contemplated herein;

                   (e) For purposes of this Article, the shares of Republic Common Stock not sold as provided in clause (d) of this Section shall be valued at the Average Closing Sale Price.

                   (f) For purposes of this Article, Republic may rely on a writing signed only by Dwight C. Schaubach as constituting the instructions, notice or other communication of or with all of the Shareholders.

         9.4 VOTING OF AND DIVIDENDS ON THE HELD BACK SHARES. Except with respect to shares transferred pursuant to the foregoing right of setoff (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Shareholders and the Shareholders shall be entitled to vote the same; provided, however, that, there shall also be deposited with Republic subject to the terms of this Article, all shares of Republic Common Stock issued to the Shareholders as a result of any stock dividend or stock split and all cash issuable to the Shareholders as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be distributed to the person or entity entitled to receive such Held Back Shares together with such Held Back Shares.

         9.5 DELIVERY OF HELD BACK SHARES. Republic agrees to deliver to the Shareholders no later than the first anniversary of the Effective Time any Held Back Shares then held by it (or proceeds from the Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Held Back Shares remaining on deposit (or proceeds from the sale of Held Back Shares) after such claim shall have been satisfied shall be returned to the Shareholders promptly after the time of satisfaction.

         9.6 ADJUSTMENT TO MERGER CONSIDERATION. All setoffs of Held Back Shares or other payments for Indemnifiable Damages made pursuant to this
Article IX shall be treated as adjustments to the consideration granted in the Mergers and Share Exchange under Article I.

         9.7 NO BAR. If the Held Back Shares are insufficient to set off any claim for Indemnifiable Damages or other damages made hereunder (or have been delivered to the Shareholders prior to the making or resolution of such claim), then Republic may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages or other damages; provided, however, following consummation of the Mergers, a claim for Indemnifiable Damages pursuant to this Article IX shall be Republic's sole and exclusive remedy for any breach of the representations and warranties, contained herein or in any certificate delivered in connection with the Closing, or for any inaccuracy in any certificate delivered by any of the Schaubach Companies or any Shareholder pursuant to this Agreement, and in consideration of such limitation, the Shareholders agree to waive any and all rights of contribution or other claims he or she may have against the Schaubach Companies with respect to the breach of any of the Schaubach Companies' representations and warranties.

         9.8 AGREEMENT BY REPUBLIC TO INDEMNIFY. After the Effective Time, Republic agrees to indemnify and hold the Shareholders harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable related counsel and paralegal fees and expenses) incurred or suffered by the Shareholders arising out of or resulting from any breach of a representation or warranty made by Republic in or pursuant to this Agreement. Each of the representations and warranties made by Republic in this Agreement shall survive for a period of one year after the Effective Time, and no claim for indemnification for a breach of a representation or warranty made by Republic may be asserted by the Shareholders against Republic after such representations and warranties shall thus expire, provided, however, that claims for indemnification first asserted in writing within the one year period shall not thereafter be barred. Notwithstanding the foregoing, Republic shall not be liable to the Shareholders with respect to any claim for indemnification for a breach of a representation or warranty made by Republic unless all such claims incurred by the Shareholders exceed an aggregate of $250,000, in which case Republic shall be liable only for the amount in excess of $250,000, and further provided that Republic shall not be liable to the Shareholders with respect to any such claims in excess of $5,000,000 in the aggregate; provided, however, that up to an additional $33,000,000 of indemnifiable damages may be collected by the Shareholders if required to indemnify the Shareholders for any indemnifiable damages arising out of a breach of a representation or warranty made by Republic in Sections 2.3, 2.4 or 2.10 hereof. Republic will satisfy any obligation of indemnification under this Section 9.8 by delivery of shares of Republic Common Stock only. In determining the number of shares of Republic Common Stock to be delivered to satisfy any indemnification obligation by Republic, the value of such Republic Common Stock shall be determined by the Average Closing Sale Price.


                                   ARTICLE X

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after Effective Time of the Republic Shares:

         10.1 DISPOSITION OF SHARES. The Shareholders represent and warrant that the shares of Republic Common Stock being acquired by them hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by Republic with the SEC of any registration statement, offering circular or other document, in which case, the Shareholders shall first supply to Republic an opinion of counsel (which counsel and opinions shall be satisfactory to Republic) that such exception is available, or (b) an effective registration statement filed by Republic with the SEC under the Securities Act.

         10.2 LEGEND. (a) The certificates representing the Republic Shares shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER

         EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE SECURITIES AND EXCHANGE COMMISSION'S ACCOUNTING SERIES RELEASES 130 AND 135.

Republic may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

         (b) In connection with any sale by a Holder of Republic Shares included in the Registration Statement referred to in Article VIII hereof, Republic agrees to cause the legend set forth in this Section 10.2 to be promptly removed from the certificates representing the Republic Shares sold and to cause related stop transfer restrictions to be lifted with respect to such shares upon delivery to Republic or its transfer agent of a written representation (in a form reasonably acceptable to Republic) from the Holder or the Holder's securities broker regarding the manner of sale and such other matters as shall be reasonably requested by Republic. Following removal of a legend as set forth above (and assuming that the Registration Statement shall then be effective), the Republic Shares referred to in such notice shall be transferable without restriction under the federal securities laws.


                                   ARTICLE XI

                                  DEFINITIONS

         11.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                   "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                   "Average Closing Sale Price" shall mean $29.625 per share of Republic Common Stock.

                   "Code" means the Internal Revenue Code of 1986, as amended.

                   "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

                   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                   "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                   "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                   "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                   "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects, and when such term is used with respect to the Schaubach Companies, the existence of a Material Adverse Change (or Effect) shall be determined by reference to the Schaubach Companies in the aggregate.

                   "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                   "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                   "SEC" means the Securities and Exchange Commission.

                   "Securities Act" means the Securities Act of 1933, as amended.

                   "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

                   "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         11.2      OTHER DEFINITIONAL PROVISIONS.

                   (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                   (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                   (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                   (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                  ARTICLE XII

                       TERMINATION, AMENDMENT AND WAIVER

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                   (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                   (b) by either Republic or the Schaubach Companies at any time prior to the Closing Date if there shall be a pending or threatened action or proceeding before any court or other governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby, and which, in the reasonable judgment of such party, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

                   (c) by Republic in the event of a material breach by any of the Schaubach Companies or any of the Shareholders of any provision of this Agreement, or by the Schaubach Companies in the event of a material breach by any of the Republic Companies of any provision of this Agreement; or

                   (d) by either Republic or the Schaubach Companies, if the Closing shall not have occurred by May 31, 1996.

         12.2 EFFECT OF TERMINATION. Except as provided in Article IX, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement and the Plans of Merger shall forthwith become void; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                   (a)     IF TO ANY OF THE REPUBLIC COMPANIES TO:

                           Republic Industries, Inc.
                           200 East Las Olas Blvd., Suite 1400
                           Ft. Lauderdale, FL  33301
                           Attn:  Richard L. Handley, General Counsel
                           Telecopy:  (305) 779-3884

                           WITH A COPY TO:

                           Akerman, Senterfitt & Eidson, P.A.
                           One Southeast Third Avenue, 28th Floor
                           Miami, Florida  33131
                           Attention: Jonathan L. Awner, Esq.
                           Telecopy: (305) 374-5095

                   (b)     IF TO THE SCHAUBACH COMPANIES AND/OR THE
                           SHAREHOLDERS TO:

                           Incendere, Inc.
                           3710 Indian River Road
                           Chesapeake, VA 23325
                           Attn:  Dwight C. Schaubach, President
                           Telecopy: (804) 424-7737

                           WITH A COPY TO:

                           Willcox & Savage, P.C.
                           1800 NationsBank Center
                           One Commercial Place
                           Norfolk, VA 23510
                           Attention: Keith C. Cuthrell, Jr., Esq.
                           Telecopy: (804) 628-5566

         13.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         13.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. The $45,000 filing fee for the notification to be made by Dwight C. Schaubach under the HSR Act as an "Acquiring Person" shall be paid by Incendere.

         13.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. Except as provided in
Article IX, the rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         13.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other parties.

         13.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         13.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         13.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         13.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                            REPUBLIC INDUSTRIES, INC., a
                                            Delaware corporation


                                            By: /s/ Richard L. Handley
                                               -------------------------------
                                               Name: Richard L. Handley
                                               Title: Senior Vice President


                                            RI/AREA, INC., A VIRGINIA
                                            CORPORATION


                                            By: /s/ Richard L. Handley
                                               --------------------------------
                                               Name: Richard L. Handley
                                               Title: Vice President


                                            RI/SMITH, INC., A NORTH CAROLINA
                                            CORPORATION


                                            By: /s/ Richard L. Handley
                                               ---------------------------------
                                               Name: Richard L. Handley
                                               Title: Vice President


                                            INCENDERE, INC., A VIRGINIA
                                            CORPORATION


                                            By: Dwight C. Schaubach
                                               ---------------------------------
                                               Name: Dwight C. Schaubach
                                               Title: President


                                            AREA CONTAINER SERVICES, INC., A
                                            VIRGINIA CORPORATION


                                            By: /s/ Dwight C. Schaubach
                                               ---------------------------------
                                               Name: Dwight C. Schaubach
                                               Title: Chief Executive Officer

                                            SMITHTON SANITATION SERVICE, INC.,
                                            A NORTH CAROLINA CORPORATION


                                            By: /s/ Dwight C. Schaubach
                                               ---------------------------------
                                               Name: Dwight C. Schaubach
                                               Title: President



                                            /s/ Dwight C. Schaubach
                                            ------------------------------------
                                            Dwight C. Schaubach, individually


                                            /s/ James D. Schaubach
                                            ------------------------------------
                                            James D. Schaubach, individually


                                            /s/ Emmett K. Moore
                                            ------------------------------------
                                            Emmett K. Moore, individually


                                            /s/ Charles F. Moore
                                            ------------------------------------
                                            Charles F. Moore, individually


                                            /s/ R.D. Cuthrell
                                            ------------------------------------
                                            R.D. Cuthrell, individually